Exhibit 32.1

STATEMENT PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Klondex Mines Ltd. (the "Corporation") on Form 10-Q for the period ended June 30, 2017, as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of the Corporation does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date:	August 9, 2017	By:	/s/ Paul Andre Huet
Paul Andre Huet
President and Chief Executive Officer

/s/ Barry Dahl
Barry Dahl
Chief Financial Officer